Exhibit 10.14

MEZZANINE PROMISSORY NOTE

$9,200,000.00	May 3, 2017

FOR VALUE RECEIVED, IRESI VERNON HILLS COMMONS, L.L.C., a Delaware limited liability company, having its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Borrower”), hereby unconditionally promises to pay to the order of PARKWAY BANK AND TRUST COMPANY, an Illinois banking corporation, having an address at 4800 N. Harlem Avenue, Harwood Heights, Illinois 60706 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Nine Million Two Hundred Thousand and no/100 Dollars ($9,200,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Mezzanine Promissory Note (“Note”) at the Applicable Interest Rate (defined below), and to be paid in accordance with the terms of this Note.

I.                   DEFINED TERMS

For all purposes of this Note, except as otherwise expressly required or unless the context clearly indicates a contrary intent

“Applicable Interest Rate” shall mean (i) from and including the Closing Date through but excluding the Maturity Date, an interest rate per annum equal to the Initial Rate; and (ii) at any time from and after the occurrence of an Event of Default, the Default Rate, to the extent provided in accordance with Article IV.

“Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the State of Illinois.

“Closing Date” shall mean the date of this Note.

“Event of Default” shall have the meaning set forth in Article III.

“Initial Rate” shall mean the fixed per annum rate of five and 40/100ths percent (5.40%).

“Interest Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period commencing on the third (3rd) day of the prior calendar month and ending on the third (3rd) day of the calendar month in which such Payment Date occurs.

“Loan” shall mean the loan made by Lender to Borrower in the original principal amount set forth in, and evidenced by, this Note.

“Maturity Date” shall have the meaning set forth in Article II.

“Other Security Documents” shall have the meaning set forth in Article VI hereof.

“Payment Date” shall mean the third (3rd) day of each calendar month during the term of the Loan, commencing on June 3, 2017.

“Security Instrument” shall have the meaning set forth in Article VI hereof.

II.                PAYMENT TERMS

A.                Borrower agrees to pay sums under this Note in installments as follows:

1.                  A payment of interest only for the related Interest Period on each Payment Date through and including the Maturity Date; and

2.                  The outstanding principal sum and all interest thereon shall be due and payable on January 3, 2018 (the “Maturity Date”).

B.                 Interest on the principal sum of this Note shall be calculated at the Applicable Interest Rate on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

III.             DEFAULT AND ACCELERATION

A.                (a) The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents, (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Collateral (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above, collectively, the “Debt”) shall without notice become immediately due and payable at the option of Lender if (y) any payment required in this Note is not paid on or prior to the date the same is due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents, or (z) there shall be a breach of the covenant set forth in Section 5.16 of the Guaranty (each, an “Event of Default”).

IV.             DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) three percent (3.00%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the “Default Rate”). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

V.                PREPAYMENT

Provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole or in part, upon (i) written notice to Lender specifying the date of prepayment and the amount being prepaid, and (ii) payment of all other sums then due under this Note, the Security Instrument and the Other Security Documents. If a notice of prepayment is given by Borrower to Lender pursuant to this Article V, the amount designated for prepayment and the other sums required under this Article V shall be due and payable on the proposed prepayment date.

VI.             SECURITY

This Note is secured by the Security Instrument and the Other Security Documents. The term “Security Instrument” as used in this Note shall mean the Mezzanine Pledge and Security Agreement of the date hereof given by Inland Residential Operating Partnership, L.P., a Delaware limited partnership, as the sole member of Borrower (“Pledgor”) to Lender encumbering all of Pledgor’s interest in Borrower, as more particularly described therein (collectively, the “Collateral”). This Note shall be the “Note” as described in the Security Instrument. The term “Other Security Documents” as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note.

All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

VII.          SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

VIII.       LATE CHARGE

If any sum payable under this Note is not paid on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5.00%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents. Notwithstanding the foregoing, no late charge shall be assessed for any payment due on or after the Maturity Date.

IX.             NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by both Borrower and Lender.

X.                JOINT AND SEVERAL LIABILITY

If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

XI.             WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and nonpayment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. The agreements herein contained shall remain in force and applicable, notwithstanding any changes in the members comprising, or the managers, officers or agents relating to, Borrower. The term “Borrower”, as used herein, shall include any alternate or successor partnership, corporation, limited liability company or other entity or person to the Borrower named herein, but any predecessor partnership (and their partners), corporation, limited liability company, other entity or person shall not thereby be released from any liability. Nothing in this Article XI shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such entities which may be set forth in the Security Instrument or any Other Security Document.

XII.          WAIVER OF TRIAL BY JURY

BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

XIII.       AUTHORITY

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

XIV.       APPLICABLE LAW

This Note shall be deemed to be a contract entered into pursuant to the laws of the State of Illinois, and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Illinois.

XV.          COUNSEL FEES

In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

XVI.       NOTICES

Each notice, consent, request, report or other communication hereunder (each, a “Notice”) that any party hereto may desire or be required to give to the other shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (i) personal delivery; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received 1 business day following delivery to such nationally recognized overnight air courier. All Notices shall be addressed as follows:

Borrower:	IRESI Vernon Hills Commons, L.L.C. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: Chief Financial Officer
with a copy to: with a copy to Guarantor:

Inland REAL ESTATE GROUP, iNC.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: General Counsel

INLAND REAL ESTATE INVESTMENT CORPORATION.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: President

Lender:	PARKWAY BANK AND TRUST COMPANY 4800 North Harlem Avenue Harwood Heights, Illinois 60706 Attention: Gregory T. Bear, Executive Vice President
with a copy to:	LATIMER LEVAY FYOCK LLC 55 W. Monroe Street, Suite 1100 Chicago, Illinois 60603 Attention: Sheryl A. Fyock, Esq.

or to such other place as any party may by written notice to the other parties hereafter designate as a place for service of notice. Borrower shall not be permitted to designate more than one place for service of Notice concurrently.

XVII.    MISCELLANEOUS

A.                Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

B.                 Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and costs and disbursements of Lender.

XVIII. DEFINITIONS

All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has duly executed this Mezzanine Promissory Note as of the day and year first above written.

BORROWER:

IRESI Vernon Hills Commons, L.L.C.,
a Delaware limited liability company

By:	Inland Residential Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Inland Residential Properties Trust, Inc., a Maryland corporation, its general partner

By:         /s/ David Z. Lichterman

Name:    David Z. Lichterman

Its:         Chief Accounting Officer, Treasurer and

              Vice President